                                                                  EXHIBIT 10.8.1


                        FIRST AMENDMENT TO OFFICE LEASE

     THIS FIRST AMENDMENT TO OFFICE LEASE (this "Amendment") is made and entered into as of this 26th day of July, 1999 by and between ONE
HUNDRED NORTH RIVERSIDE, INC., a Delaware corporation ("Landlord") and UNIVERSAL ACCESS, INC., a Delaware corporation ("Tenant").

                             W I T N E S S E T H :

     WHEREAS, Landlord and Tenant entered into that certain Office Lease dated October 30, 1998 (the "Original Lease"), pursuant to which Landlord leased to Tenant 6,279 square feet on the 22nd floor (the "Original Premises") in a building commonly known as 100 North Riverside Plaza situated in Chicago, Illinois (the "Building"), as more particularly set forth in the Original Lease; and

     WHEREAS, Landlord and Tenant desire to amend the Lease according to the terms hereof to expand the Original Premises (as amended by this Amendment, the Original Lease is hereinafter referred to as the "Lease");

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Controlling Language. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the Lease shall remain unmodified and in full force and effect.

     2.   Expansion of Premises. On the later of (i) the date that is twenty
(20) days after the date Landlord approves Tenant's plans for the Expansion Space Improvements (as defined below), or (ii) August 15, 1999 (such later date being the "Expansion Space Commencement Date"), the Original Premises shall be expanded to include the space depicted on Exhibit A attached hereto on the 22nd floor (Suite 2202) consisting of 565 rentable square feet (the "Expansion Space"), such that on and after the Expansion Space Commencement Date, the Premises, for purposes of the Lease, shall include the Expansion Space, except as otherwise described herein. The Expansion Space shall be delivered to Tenant upon Landlord's execution of this Amendment in its then "as-is, where-is" condition and Landlord shall have no obligation to make or pay for any alterations or improvements to the Expansion Space. Any improvements or alterations Tenant makes to the Expansion Space (the "Expansion Space Improvements") shall be subject to the terms and conditions of Section 14 of the Lease.

     3. Term. The Term of the Lease as to the Expansion Space shall be for approximately one (1) year and four and one-half months beginning on the Expansion Space Commencement Date and ending on December 31, 2000, inclusive (the "Expansion Space Term"), on all the terms, covenants and conditions of the Lease, except as hereinafter set forth.

     4.   Rent.

          During the Expansion Space Term, Tenant agrees to pay rent in the manner as set forth in the Lease and in the amounts as set forth below.

          A. Base Rent. Tenant shall pay to Landlord Base Rent with respect to the Expansion Space as set forth in the following schedule:



                                       Annual             Monthly Installment
          Period                     Base Rent               of Base Rent
          ------                     ---------            -------------------

     Expansion Space                 $22.00 psf               $1,035.83
     Commencement Date-
     August 14, 2000

     August 15, 2000 -               $22.50 psf               $1,059.38
     December 31, 2000



          B. Tenant's Share of Operating Expenses for the Original Premises and the Expansion Space in an amount equal to the sum of (i) Tenant's Building Share (as re-defined in Paragraph 5 below) of Building Operating Expenses, plus
(ii) Tenant's Tower Share (as re-defined in Paragraph 5 below) of Tower Operating Expenses.

     5. Tenant's Building and Tower Share. During the Expansion Space Term, Tenant's Building Share for the Premises shall be equal to .93% (6,279 rentable square feet plus 565 rentable square feet over 96.7% times 758,506 rentable square feet in the Building). During the Expansion Space Term, Tenant's Tower Share for the Premises only shall be equal to 1.49% (6,279 rentable square feet plus 565 rentable square feet over 95% times 482,639 rentable square feet in the Tower).

     6. Real Estate Broker. Landlord and Tenant represent to each other that they have not dealt with any real estate broker except for ORIX Real Estate Equities, Inc. and Dean Topping & Company with respect to this Amendment and, to their knowledge no other broker initiated or participated in the negotiations of this Amendment, submitted or showed the Expansion Space to Tenant or is entitled to any commissions in connection with this Amendment. Both parties agree to indemnify and hold the other harmless from all claims from any other real estate broker claiming through such party for commission or fees in connection with this Amendment.




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     7.   Miscellaneous.

          A. Landlord and Tenant hereby agree that (i) this Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

          B. All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Lease.

          C. This Amendment shall be governed by and construed under the laws of the State of Illinois.



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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


LANDLORD:                                         TENANT:

ONE HUNDRED NORTH RIVERSIDE,                      UNIVERSAL ACCESS, INC.,
INC., a Delaware corporation                      a Delaware corporation


By: /s/ JAY RAGHAAN                               By: /s/ ROBERT J. POMMER
    ------------------------                          --------------------
Name: Jay Raghaan                                 Name: Robert J. Pommer
      ----------------------                            ------------------
Title: Vice President                             Title: COO
       ---------------------                             -----------------

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
                                   EXHIBIT A

                          DEPICTION OF EXPANSION SPACE





                                       A

                                UNIVERSAL ACCESS
                                  [FLOORPLAN]

                                   EXHIBIT A

                             UNIVERSAL ACCESS, INC.
                                EXPANSION SPACE